EXHIBIT 99.1

                                                                   FORM OF PROXY

                               HEALTHPLAN SERVICES
                                   CORPORATION

                         SPECIAL MEETING OF STOCKHOLDERS

                         HEALTHPLAN SERVICES CORPORATION
                               3501 FRONTAGE ROAD
                              TAMPA, FLORIDA 33607

                                DECEMBER 8, 1999
                                   10:00 A.M.

                            - FOLD AND DETACH HERE -

                         HEALTHPLAN SERVICES CORPORATION
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                HEALTHPLAN SERVICES CORPORATION (THE "COMPANY").

     The undersigned hereby constitutes and appoints James K. Murray, Jr. and William L. Bennett, or either of them (each a "Designee"), attorneys, agents, and proxies with power of substitution to vote all of the shares of the Company that the undersigned is entitled to vote at the Special Meeting of Stockholders to be held at the offices of HealthPlan Services Corporation, 3501 Frontage Road, Tampa, Florida 33607, on December 8, 1999 at 10:00 a.m. local time, and any adjournment thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE PROPOSAL SET FORTH BELOW. IN THEIR DISCRETION THE DESIGNEES ARE ALSO AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, ANY MATTER WITH RESPECT TO WHICH THE COMPANY HAS NOT RECEIVED NOTICE, AND MATTERS INCIDENT TO THE CONDUCT OF THE MEETING.

Please mark your votes as indicated in this example. [X]

PROPOSAL 1

       To consider and vote upon the Agreement and Plan of Merger, dated as of October 5, 1999, among HealthPlan Services, UICI and UICI Acquisition Co. and the merger of HealthPlan Services and UICI Acquisition Co. contemplated thereby.

[ ] For    [ ] AGAINST    [ ] ABSTAIN

                               (SEE REVERSE SIDE)

                            - FOLD AND DETACH HERE -

The undersigned acknowledges receipt of the Notice of the Special Meeting of Stockholders and the Proxy Statement dated_____, 1999 and ratifies all actions that the proxies or either of them or their substitutes may lawfully take or cause to be taken by virtue hereof and revokes all former proxies.

                                   Dated:__________________________, 1999

                                   Signature:____________________________

                                   Signature:____________________________

NOTE: Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney or for an estate, trust, or corporation, please give full title. Please return the signed card in the enclosed envelope.